Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 23, 2026, with respect to the financial statements of Holtec Nuclear Corporation, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 21, 2026